UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2010

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 20, 2010, the Boards of Directors of The Bank of Kentucky Financial Corporation (the “Company”) and its wholly owned subsidiary, The Bank of Kentucky, Inc. (the “Bank”), each appointed John S. Cain (“Mr. Cain”) as a director.

Mr. Cain is the President of Wiseway Supply, a privately held electrical, plumbing and lighting supplies company based in Florence, Kentucky, and is the son of Rodney S. Cain, the current Chairman of the Board for both the Company and the Bank. The Bank has an existing lending relationship with both Mr. Cain and Wiseway Supply established in the ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, which does not present more than the normal risk of collectability or other unfavorable term.

As a non-employee director, Mr. Cain will receive compensation that is consistent with the compensation received by the other non-employee directors of the Company. These compensatory arrangements are described under the heading “Director Compensation” in the Company’s Proxy Statement relating to its Annual Meeting of Shareholders for 2010 (the “2010 Proxy Statement”). There are no arrangements or understandings between Mr. Cain and any other person pursuant to which Mr. Cain was selected as a director.

As described under the heading “Certain Relationships and Related Transactions” in the 2010 Proxy Statement, the Bank has a lease agreement for office premises located at 1065 Burlington Pike with The R.C. Durr Foundation, Inc., Rodney S. Cain and each of Rodney S. Cain’s sons, including Mr. Cain, each of whom is a lessor under the lease agreement. The annual rental expense under this lease is $210,713, of which Mr. Cain’s interest in such rental expense for 2010 is expected to be approximately $23,412. The lease had an initial term of 15 years which expired in 2006 and may, at the option of the Bank, be renewed for three successive five-year periods. The Bank is currently in the first five-year renewal period. Other than the above-referenced lease agreement, there are no transactions between Mr. Cain and the Company or its subsidiaries that would require disclosure under Item 404(a) of Regulation S-K.

The full text of the press release announcing Mr. Cain’s appointment to the Company’s Board of Directors is set forth in Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1	Press Release dated August 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2010

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 24, 2010, filed herewith.